EXHIBIT 10.5

                      INVESTMENT AGREEMENT


      INVESTMENT AGREEMENT dated as of the 17th day of November, 1997 by and among WINSTON HOTELS, INC., a North
Carolina corporation (the "REIT") and Robert W. Winston, III and
John B. Harris, Jr. (collectively, the "Shareholders").

                      W I T N E S S E T H:

     WHEREAS, the Shareholders are the holders of all of the issued and outstanding capital stock of Winston Hospitality, Inc., a North Carolina corporation ("Winston Hospitality");

     WHEREAS, Winston Hospitality, the Shareholders, CapStar Management Company, L.P., a Delaware limited partnership ("CapStar") and CapStar Hotel Company, a Delaware corporation, have entered into an Asset Contribution Agreement and an Asset Purchase Agreement (the "Asset Purchase Agreement"), each dated as of October 29, 1997 (collectively, the "Acquisition Agreements"), which collectively provide for the acquisition of all of Winston Hospitality's right, title and interest in and to all of Winston Hospitality's assets, business and properties other than certain excluded assets as set forth in the Acquisition Agreements;

     WHEREAS, in order to induce the REIT to consent to the transactions contemplated by the Acquisition Agreements and execute the lease amendments and related documents contemplated in connection therewith, the Shareholders and the REIT desire that a portion of the consideration to be paid pursuant to the Acquisition Agreements be used to fund the purchase of additional shares of the common stock, $.01 par value per share, of the REIT ("Shares");

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Best Efforts Investment. The Shareholders shall use their best efforts to purchase an aggregate of 400,000 Shares (the "Investment Amount") between the date hereof and the second anniversary of the date hereof. The Shareholders may purchase such Shares either (i) in the open market (subject to compliance with Rule 10b-5 and Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and other applicable law and regulations) or
(ii) with the approval of the Board of Directors of the REIT, directly from the REIT on terms and conditions set by the Board of Directors.

     2. Put Option. In the event that the Shareholders shall not have purchased an aggregate number of Shares equal to the Investment Amount between the date hereof and the second anniversary of the date hereof, inclusive, the REIT shall have the option to sell (the "Option"), and the Shareholders shall have the obligation to purchase, the number of Shares equal to the difference of (i) the Investment Amount, less (ii) the aggregate number of Shares purchased by

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Shareholders between the date hereof and the second anniversary of the date hereof, inclusive, at a per Share purchase price equal to the average of the closing sales prices of the Shares on the principal trading market thereof for the five trading days immediately preceding the REIT's exercise of the Option, or, in the absence of an established trading market for the Shares, the fair market value of the Shares as reasonably determined by the Board of Directors. The Option shall expire on the earlier of the third anniversary of the date hereof or the termination of this Agreement.

     The option may be exercised, in whole or in part, by delivery of written notice to the Shareholders. The purchase price for Shares to be sold upon exercise of the Option shall be paid in cash at a closing on the twentieth day following such notice at the REIT's principal place of business or such other time and place as may be agreed. Each Shareholder shall be severally, but not jointly, obligated to purchase a pro rata portion of the Shares to be sold upon exercise of the Option based on each Shareholder's relative ownership of Winston Hospitality as of the date hereof unless otherwise agreed in writing. Each Shareholder agrees to provide such information, representations and certifications as the REIT may reasonably request in connection with establishing the availability of an exemption from the registration requirements of the Securities Act of 1933, as amended, in connection with the sale of the Shares.

     3. Adjustments. In the event that the Asset Purchase Agreement is terminated without consummation of the transactions contemplated thereby, the Investment Amount shall be reduced from 400,000 Shares to 282,353 Shares. All references to any number of Shares shall be adjusted as appropriate to reflect stock splits, stock dividends, combinations, reclassifications or similar capital transactions.

     4. Representations. Each Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform his obligations hereunder.
This Agreement constitutes the legal, valid and binding obligation of each Shareholder enforceable against such Shareholder in accordance with its terms.

     5.   Termination.   This Agreement and the Option shall
immediately terminate in the event (a) the REIT enters into any agreement with a person that involves the transfer of ownership of the REIT or of more than fifty percent (50%) of the REIT's total assets or earnings power on a consolidated basis, as reported in the REIT's consolidated financial statements filed with the Securities and Exchange Commission (including an agreement for the acquisition of the REIT by merger, consolidation, or statutory share exchange - regardless of whether the REIT is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange - or for the sale of substantially all of the REIT's assets to that person), (b) any person is or becomes an Acquiring Person, or (c) the Continuing Directors cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Continuing Director" means any member of the Board, while a member of the Board and (a) who was a member of the Board as of the date hereof or (b) whose subsequent nomination for election or election to the Board was recommended or approved by a majority of the Continuing Directors. Acquiring Person means that (a) a Person, considered alone or together with all affiliates and associates of that person, becomes directly or indirectly the beneficial owner of securities representing at least twenty percent (20%) of the REIT's outstanding securities entitled to vote

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generally in the election of the Board, or (b) a person enters into an agreement that would result in that person satisfying the conditions in clause (a).

     6. Notice. Any notice, communication, request, reply or advice (collectively, "Notice") provided for or permitted by this Agreement to be made or accepted by either party must be in writing. Notice shall be given or served by personal delivery, by delivery by nationally-recognized overnight courier, or by facsimile transmission. Notice by personal delivery shall be effective on the business day delivered. Notice by overnight courier shall be effective one business day after deposit with the courier service. Notice given by facsimile transmission shall be effective on the business date delivered. For the purposes of Notice, the addresses of the Shareholders shall be as set forth on the signature page hereto and the address of the REIT shall be:

               Winston Hotels, Inc.
               2209 Century Drive, Suite 300
               Raleigh, NC   27612
               Fax No.:  (919) 510-6832
               Attn:  Robert W. Winston, III

The parties shall have the right from time to time to change their respective addresses for notice by at least five days' written notice to the other party.

     7. Miscellaneous. This Agreement and the rights and obligations hereunder may not be assigned. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without effect to the conflict of laws principles thereof. This Agreement embodies the entire agreement of the parties on the subject matter hereof. No amendment or modification of this Agreement shall be binding unless made in writing and signed by the REIT and the Shareholder to be charged. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute a single agreement.





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     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                              WINSTON HOTELS, INC.


                              By:  /s/ ROBERT W. WINSTON, III
                                 -------------------------------
                                 Name:  Robert W. Winston, III
                                 Title:    President


                              /s/  ROBERT W. WINSTON, III
                              ----------------------------------
                              Robert W. Winston, III
                               Address:  2209 Century Drive,
                                         Suite 300
                                         Raleigh, NC  27612

                                   Fax:  919-510-6832



                              /s/  JOHN B. HARRIS, JR.
                              -----------------------------------
                              John B. Harris, Jr.
                               Address:  2209 Century Drive,
                                         Suite 400
                                         Raleigh, NC  27612

                                   Fax:  919-782-5189